Lance, Inc. 4th Quarter & Full-Year 2007 Conference Call February 14, 2008

2 During this discussion Company management may make forward looking statements within the meaning of applicable securities laws. The statements may include projections regarding future earnings and results which are based upon the Company's current expectations and assumptions, which are subject to a number of risks and uncertainties. Factors that could cause actual results to differ, including price competition, industry consolidation, changes in consumer preferences, product recalls, safety concerns, natural disasters, catastrophic events, raw material costs, food industry and regulatory factors, risks from large customers, interest rate, foreign exchange rate, and credit risks, acquisition integration and divestitures are discussed in the Company's most recent Form 10-K filed with the Securities and Exchange Commission.. "Forward-looking Statements"

Lance, Inc. 4th Quarter & Full-Year 2007 Financial Review Rick Puckett Executive Vice President & Chief Financial Officer

4 Q4 2007 Highlights Significant escalation in ingredient costs during Q4 which negatively impacted margins Solid revenue growth in core products and channels Improved operating efficiencies in supply chain and DSD operations Began implementing price increases, effective in Q1 2008

5 Wheat (Market Price Per Bushel) Q1-07 Q2-07 Q3-07 Q4-07 Q1-08 $6 $7 $8 $9 $10 $5 Each $1/bushel ~$0.16/share annualized

6 Soybean Oil (Market Price Per Pound) $.30 $.36 $.42 $.48 $.54 $.24 Q1 - 07 Q2 - 07 Q3 - 07 Q4 - 07 Q1 - 08 Each $.06/lb ~$0.14/share annualized

7 Q4 2007 Financial Summary (Continuing Operations - unaudited) * excludes special items (see attached GAAP reconciliation) ** SG&A is Selling, Marketing, Delivery and G&A *** Operating profit is EBIT less other income and expense

8 Q4 2007 Net Sales Summary (Continuing Operations- unaudited) ($ in millions)

9 Full Year 2007 Highlights Began realizing productivity and efficiency gains resulting from key initiatives focused on supply chain and DSD operations Significant earnings momentum through the first three quarters, prior to spike in ingredient costs Solid revenue growth from key product lines and channels Increase in ingredient costs late in year significantly reduced full year earnings Earnings were reduced by foreign currency impact by approximately $2 million, or $0.04 per diluted share.

10 Full Year 2007 Financial Summary (Continuing Operations - unaudited) * excludes special items (see attached GAAP reconciliation) ** SG&A is Selling, Marketing, Delivery and G&A *** Operating profit is EBIT less other income and expense

11 Full Year 2007 Net Sales Summary (Continuing Operations - unaudited) ($ in millions)

12 Key Full Year Statistics (Continuing Operations - unaudited) ($ in millions) *EBITDA is EBIT plus depreciation and amortization

13 2007 Net Revenue Growth By Quarter (Continuing Operations - unaudited) Q1-2007 Q2-2007 Q3-2007 Q4-2007 East 0.009 0.046 0.05 0.074

14 Gross Margin Trend (Continuing Operations - unaudited)

15 SG&A* % of Net Sales (Continuing Operations - unaudited) Q1-2006 Q2-2006 Q3-2006 Q4-2006 Q1-2007 Q2-2007 Q3-2007 Q4-2007 Quarterly 0.423 0.383 0.37 0.375 0.382 0.363 0.355 0.356 Trailing 4 Quarters 0.395 0.392 0.394 0.388 0.377 0.372 0.368 0.364 *SG&A is Selling, Marketing, Delivery and G&A

16 Operating Profit* Margin Trend (Continuing Operations - unaudited) Q1-2006 Q2-2006 Q3-2006 Q4-2006 Q1-2007 Q2-2007 Q3-2007 Q4-2007 Quarterly -0.003 0.056 0.064 0.055 0.054 0.082 0.061 0.015 Trailing 4 Quarters 0.033 0.034 0.033 0.043 0.057 0.064 0.063 0.054 * Operating profit equals EBIT less other income and expense

17 Selected Full Year Cash Flow Items (Unaudited) ($ in millions)

18 2008 Estimates ($ in millions, except for per share amounts)

Lance, Inc. Operations Overview And Strategy Update Dave Singer President & Chief Executive Officer

20 Strategic Direction Top Line Growth Initiatives Improving the Foundation Continuous Improvement 2006 2007 2008 2009 2010

Status of Key Initiatives

	FOCUS	PROGRESS	FUTURE
Organizational Effectiveness	• Reshaping Culture • Building Strong Management Team • Organizational Alignment	• Developing "1Lance" culture • Management team now in place • Change from business unit to functional alignment company-wide	• High-performance adaptive culture • Continuous improvement mindset
Operational Efficiencies	• Direct Store Delivery (DSD) • Supply Chain • Information Systems	• Discontinued Vending operations • Replaced handheld computers & aging fleet • Drove Avg. Sales Per Route up by 10% • Increased Route Sales Rep. Retention rate • Centralized supply chain operations • Invested in higher capacity trailers • Started implementation of Lean Manufacturing • Demand/Supply Planning • New CIO - Began Oracle Implementation • New Systems to support sales decisions	• Continued DSD gains • Demand forecasting & inventory reductions • Supply Chain efficiencies • Next phases of Oracle • Future purchases synergies
Focused Sales Growth	• Grow Core Products and Channels • Develop New Growth Platforms • Acquisitions	• New SVP of Sales & Marketing • New VP of Innovation/Marketing • Solid growth in core product lines and channels • Solid Market Share Performance • Marketing campaign refocused • Investment in Organic Cookie/Cracker Company	• Continue to grow core product lines and channels • Begin to build pipeline of innovative new products • Complement product line-up with acquisitions

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2007 Results Review Our full year EPS is not indicative of the earning power of Lance 2007 is a two part story Through September Solid EPS (trailing 12 month EPS above $0.90) Branded margins were up more than 5 points Non Branded margins down about 2 points In Q4, ingredient costs squeezed margins Primarily in non-branded - down about 8 points Branded margins were down about 2 points 22

2008 Focus Branded - Maintain and extend the improvements Execute pricing to offset ingredient cost increases Continue to improve cost efficiencies Continue to drive mix improvements Non Branded Regain margins with pricing This will improve through the year with expectations of completion by 2nd half of 2008 Growth and widen margins Grow with private brands market Increase premium products mix 23

Success Indicators Branded Revenue growth Pricing for margin recovery Continued improvements in efficiency areas Non Branded Revenue growth Pricing for margin recovery Growth in premium items 24

Lance, Inc. Q&A

Lance, Inc. Reconciliation of Non-GAAP Measures

27 Reconciliation of Non-GAAP Measures (Continuing Operations) ($ in thousands, except for per share amounts)